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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 1999

                              Expert Software, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-25646                                          65-0359860
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


            802 Douglas Road, 6th Floor, Coral Gables, Florida 33134
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (305) 567-9990

                                 Not applicable
         (Former name or former address, if changed since last report.)


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ITEM 5.           OTHER EVENTS

         On April 19, 1999, Expert Software, Inc. ("Expert"), Activision, Inc., a Delaware corporation ("Activision") and Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Acquisition Sub"), executed an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), pursuant to which, among other things, Acquisition Sub will be merged with and into Expert, with Expert as the surviving corporation, and Expert will become a wholly owned subsidiary of Activision (the "Merger"). The Amended Merger Agreement restated and amended certain terms of the Agreement and Plan of Merger, dated as of March 3, 1999, by and among Expert, Activision, and Acquisition Sub so as to, among the other things, (a) extend the date by which Activision may elect to pay cash consideration to the holders of shares of Expert common stock from March 25, 1999 to April 20, 1999 and (b) provide that Acquisition Sub will be merged with and into Expert, with Expert continuing as the surviving corporation and a wholly owned subsidiary of Activision. The Amended Merger Agreement is attached hereto as EXHIBIT 2.1.

         Pursuant to its rights under the Amended Merger Agreement, on April 19, 1999, Activision gave Expert notice of its election to pay all cash to the holders of shares of Expert common stock. Accordingly, pursuant to the terms of the Amended Merger Agreement, holders of shares of Expert common stock will become entitled to receive cash in an amount equal to $2.65 per each share of Expert common stock upon closing of the Merger.

         As contemplated by the Amended Merger Agreement, on April 19, 1999, Expert executed a second amendment (the "Amendment No. 2") to that certain Shareholder Rights Agreement dated as of November 9, 1995 between Expert and BankBoston N.A. (as successor to The First National Bank of Boston), as amended, (the "Rights Agreement"), which Amendment No. 2 modified the Rights Agreement to provide that such Rights Agreement would not be triggered by the execution of the Amended Merger Agreement. Amendment No. 2 is attached hereto as EXHIBIT 4.1.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit No.                  Description                                         Page
-----------                  -----------                                         ----

2.1                 Amended and Restated Agreement and Plan of                    5
                    Merger, dated as of April 19, 1999, by and among
                    Expert,  Activision, Inc., and Expert Acquisition Corp.,
                    a wholly owned subsidiary of Activision.

4.1                 Amendment No. 2 to Shareholders' Rights                      65
                    Agreement, dated as of April 19, 1999, by and between
                    Expert and BankBoston, N.A. (as successor to The First
                    National Bank of Boston) (amending the Shareholder
                    Rights Agreement dated as of November 9, 1995, as
                    amended).

99.1                Press release, dated as of April 21, 1999, announcing        68
                    execution of the Amended and Restated Merger
                    Agreement, dated as of April 19, 1999, by and among
                    Expert,  Activision, Inc., and Expert Acquisition Corp.,
                    a wholly owned subsidiary of Activision.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             EXPERT SOFTWARE, INC.

Dated: April 29, 1999                        By: /s/ Kenneth P. Currier
                                                 -------------------------------
                                                 Kenneth P. Currier
                                                 Chief Executive Officer